SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
Filed by the Registrant  [ X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))

[ X]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-
      12

                           AMERIHOST PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X]  No fee required

[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A

[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
      6(i)(3)

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

   1) Title of each class of securities to which transaction applies:


   2) Aggregate number of securities to which transaction applies:


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


   4) Proposed maximum aggregate value of transaction:


   5) Total fee paid:


[  ]  Fee paid previously with preliminary materials

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:


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   3) Filing Party:


   4) Date Filed:



                           AMERIHOST PROPERTIES, INC.
                             2400 EAST DEVON AVENUE
                                    SUITE 280
                          DES PLAINES, ILLINOIS  60018


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   Notice is hereby given that the Annual Meeting of Shareholders of Amerihost Properties, Inc. (the "Company") will be held on August 6, 1998, at 10:30 a.m., local time, at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606 to act upon the following matters:

   1. To elect the Directors of the Company who will serve until the next annual meeting of shareholders or until their successors are duly qualified. The following persons have been nominated for directorships:

      H. Andrew Torchia                 Reno J. Bernardo
      Michael P. Holtz                  Salomon J. Dayan
      Russell J. Cerqua                 Richard A. Chaifetz

   Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

   Only holders of record at the close of business on June 22, 1998 of the Company's common stock, $.005 par value will be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

   Enclosed is a form of Proxy solicited by the management of the Company. Stockholders who do not plan to attend the meeting in person are requested to date, sign and return the enclosed Proxy. Your Proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and prefer to vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/  MICHAEL P. HOLTZ
                              Michael P. Holtz, President

Des Plaines, Illinois
July 6, 1998



                           AMERIHOST PROPERTIES, INC.
                             2400 East Devon Avenue
                                    Suite 280
                          Des Plaines, Illinois  60018



                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS




   The enclosed proxy is solicited on behalf of the Board of Directors of Amerihost Properties, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at 10:30 A.M. on August 6, 1998, at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview, telephone or telegram, and the Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time prior to its exercise, by written notice to the Secretary of the Company or by attending the meeting and electing to vote in person. Any such revocation shall not affect any vote previously taken. This Proxy Statement and accompanying proxy were initially mailed to shareholders on or about July 6, 1998.

   Only shareholders of record of the Company at the close of business on June 22, 1998 are entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 6,182,775 shares of Common Stock, each of which is entitled to one vote on all matters voted upon at the annual meeting.
Holders of Common Stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Abstentions and broker non-votes will have no effect.

                              ELECTION OF DIRECTORS

   A board of six directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. The proxies duly signed and returned pursuant to this solicitation will be voted by the persons named therein in accordance with the directions of the shareholders. If no directions are specified in a proxy, the proxy will be voted for the election as directors of the nominees named below. Should any nominee be unable or unwilling to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

   Each person listed below is currently a director of the Company and is a nominee for re-election as a director.

                                              Director
Name, Age and Principal Occupation              since

H. ANDREW TORCHIA, 55                           1984

    H. Andrew Torchia, a co-founder of the Company, was President and Chief Executive Officer of the Company from 1985 until 1989, when he became Chairman of the Board. Mr. Torchia is also the President and 51% shareholder of Urban 2000 Corp., a hotel development and consulting firm, which was initially the sole shareholder of the Company and is currently a principal shareholder. Mr. Torchia also owns a 50% interest in Rosemont Hotel 398 Limited Partnership which owns the Best Western at O'Hare. Mr. Torchia has 30 years of experience in hotel development, operations and franchising. Prior to founding the Company, Mr. Torchia served as head of regional development for Best Western International and as a head of independent franchise sales organizations for Quality Inns International and Days Inns.

MICHAEL P. HOLTZ, 41                            1985

    From 1985 to 1988, Mr. Holtz served as the Company's Treasurer. From 1985 to 1989, Mr. Holtz served as the Company's Secretary. In 1986, Mr. Holtz was promoted to Chief Operating Officer of the Company with direct responsibility for the Company's day to day operations. In 1989, Mr. Holtz was elected President and Chief Executive Officer of the Company. Mr. Holtz is responsible for development and implementation of all Company operations including development, finance and management. Mr. Holtz has over 20 years experience in the operation and management of hotel properties.

RENO J. BERNARDO, 66                            1989

    Reno J. Bernardo served as the Senior Vice President of Construction of the Company from 1987 through March 1994, when he retired. His primary responsibilities included managing construction of new properties and directing renovation projects. In 1989, Mr. Bernardo became a director of the Company and continues to serve in this capacity. From 1985 to 1986, Mr. Bernardo was Vice President of Construction with Devcon Corporation, a hotel construction company. From 1982 to 1985, Mr. Bernardo was Project Superintendent with J.R. Trueman and Associates, a hotel construction company, and a subsidiary of Red Roof Inns, where his responsibilities included supervision of the development and construction of several Red Roof Inns.

SALOMON J. DAYAN, 52                            1996

    Since 1980, Salomon J. Dayan, M.D., a physician certified in internal and geriatric medicine, has been the Chief Executive Officer of Salomon J. Dayan, Ltd., a multi-specialty medical group which he founded and which is dedicated to the care of the elderly in hospital and nursing home settings. Since 1986, Dr. Dayan has been the Medical Director and Chief Executive Officer at Healthfirst, a corporation which operates multiple medical ambulatory facilities in the Chicago, Illinois area, and since 1994 he has also been an associate professor at Rush Medical Center in Chicago. Dr. Dayan is currently the Chairman of the Board of Directors of Greater Chicago Financial Corporation, a bank holding company owning interests in two banks. Dr. Dayan also has numerous investments in residential and commercial real estate.

RICHARD A. CHAIFETZ, 43                         1997

    Richard A. Chaifetz, has been Chairman, President and Chief Executive Officer of ComPsych Behavioral Health Corporation since its inception in 1987. ComPsych is a leading domestic and international provider of employee assistance and managed behavioral health services to corporate America. Dr. Chaifetz, a licensed psychologist, is also majority shareholder in several other health care and service companies. In addition, Dr. Chaifetz is a member of the board of directors of several private and not-for-profit organizations.

The following person is a nominee for director.

RUSSELL J. CERQUA, 41

    Russell J. Cerqua has been the Executive Vice President of Finance and Chief Financial Officer of the Company since 1987, and Treasurer of the Company since 1988. In 1989, in addition to his other responsibilities, Mr. Cerqua was elected Secretary of the Company. Mr. Cerqua was a Director of the Company from 1988 through 1997. His primary responsibilities include internal and external financial reporting, corporate and property financing, development of financial management systems, hotel accounting for managed properties and financial analysis. Prior to joining the Company, Mr. Cerqua was an audit manager with the Company's former independent certified public accountants, and was responsible for the Company's annual audits.
    Mr. Cerqua was involved in public accounting for over 9 years, with experience in auditing, financial reporting and taxation. Mr. Cerqua is a Certified Public Accountant.

    SHARES REPRESENTED BY THE PROXIES RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

ATTENDANCE

    The Board of Directors held six meetings during 1997, at which all Directors were present.

COMPENSATION OF DIRECTORS

    Each nonemployee director of the Company received an annual retainer fee of $9,000 ($750 per month) in 1997. Each nonemployee director of the Company also received $250 for each Board of Directors meeting attended in person, $150 for each Board of Directors meeting attended by telephone and $150 for each committee meeting attended. Each director is reimbursed for all out-of-pocket expenses related to attendance at Board meetings.

    Mr. Torchia, a Director of the Company, also indirectly received fees through a consulting agreement between the Company and Urban which was terminated as of January 31, 1997. Under the terms of the consulting agreement, Urban had received a monthly consulting fee of $20,000 for the provision of business development services to the Company. The Company also paid Urban $74,050 in additional fees in 1997, for transactions brought to the Company prior to the termination of the consulting agreement. See "Certain Transactions".

COMMITTEES

The Board of Directors has three standing committees:

  1.      Audit Committee - This committee consists of two outside directors:
          Messrs. Dayan (Chairman) and Chaifetz. The Audit Committee has the responsibility among other things, to meet with the Company's independent accountants to review the scope and results of their audit, and to review with such independent accountants the Company's system of internal accounting and financial controls. This committee did not meet during 1997.

  2. Compensation Committee - This committee consists of two outside directors: Messrs. Bernardo (Chairman) and Chaifetz. The Compensation Committee reviews the salaries, bonuses, stock compensation, stock options and other direct and indirect compensation for all Company officers. This committee did not meet during 1997.

  3. Directors Affairs Committee - This committee, established on March 12, 1998, consists of two outside directors: Messrs. Chaifetz (Chairman) and Dayan. The Directors Affairs Committee is responsible for recommending possible candidates for election to the Board of Directors, as well as evaluating the performance of all Board members.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the annual and long-term compensation for services as officers to the Company for the fiscal years ended December 31, 1997, 1996 and 1995, of those persons who were, at December 31, 1997 (i) the Chairman of the Board of Directors, (ii) the chief executive officer, and (iii) the other two most highly compensated executive officers of the Company (the "Named Officers"). See "Compensation of Directors".

                           SUMMARY COMPENSATION TABLE
                                                                        Long-Term
                                                                       Compensation
                                    Annual Compensation          Restricted    Securities
  Name and Principal                                               Stock       Underlying       All Other
       Position                  Year     Salary    Bonus         Awards(1)   Options(#)(2)  Compensation(3)


H. Andrew Torchia (4)            1997  $    -     $     -       $      -             -       $      15,000
 Chairman of the Board           1996       -           -              -             -              15,000
                                 1995       -           -              -          120,000           15,000

Michael P. Holtz                 1997    334,615        -              -           50,000           12,375
 President and Chief             1996    375,000        -              -             -              10,000
 Executive Officer               1995    322,115        -           196,927       360,000           10,000

Russell J. Cerqua                1997    165,577      10,000           -           15,625           12,369
 Executive Vice President        1996    160,000        -              -             -              10,000
 Finance, Secretary, Treasurer   1995    149,423        -            56,690       153,333           10,000
 and Chief Financial Officer

Richard A. D'Onofrio (4)         1997     15,000        -              -             -             373,136
 Executive Vice President        1996    144,000      36,000           -             -              15,000
                                 1995    137,500      27,500           -          120,000           15,000


(1)    At December 31, 1997, the value of the 41,500 and 12,000 shares of common stock received by Messrs. Holtz and Cerqua, respectively, in 1995 was $238,625 and $69,000 respectively.
(2)    All options were fully vested as of December 31, 1997.
(3)    Represents life insurance premiums paid by the Company on behalf of the Named Officers.  Amounts for 1997 include the
       Company's 401(k) matching contributions of $2,375 and $2,369 for Messrs. Holtz and Cerqua, respectively.  The amount shown for Mr. D'Onofrio in 1997 represents the amount paid pursuant to the terms of his termination agreement.
(4)    Mr. Torchia, Chairman of the Board and a Director of the Company, received no annual compensation for services as an officer of the Company in 1995, 1996 or 1997.  For a discussion of the fees paid to Urban, a hotel development consulting firm in which Mr. Torchia owns a 51% interest and Mr. D'Onofrio owns a 49% interest, pursuant to a consulting agreement between the Company and Urban which was terminated in 1997, see "Certain Transactions."


STOCK OPTIONS

The following table summarizes the number and terms of stock options granted to each of the Named Officers during the year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                 Potential Realizable Value at
                                                                                    Assumed Annual Rates of
                                                                                    Stock Price Appreciation
                                 Individual Grants                                      for Option Term

                                      % of Total
                                        Options
                                      Granted to     Exercise or
                         Options     Employees in     Base Price    Expiration
Name                    Granted(1)    Fiscal Year       ($/Sh)         Date           5% ($)      10% ($)


Michael P. Holtz           50,000       27.61%           $1.53     Feb. 2007          391,745      669,138

Russell J. Cerqua          15,625        8.63%           $1.53     Feb. 2007          122,420      209,106


The following table provides information concerning the exercise of stock options during 1997, and the year-end value of unexercised options for each of the Named Officers of the Company.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE
                                                       Number of Unexercised        Value of Unexercised
                            Shares                         Options Held at         in-the-Money Options at
                           Acquired        Value          December 31, 1997           December 31, 1997 (1)
       Name              on Exercise      Realized   Exercisable  Unexercisable   Exercisable Unexercisable


H. Andrew Torchia            110,000   $  222,844      185,063          -        $  359,461     $     -
Michael P. Holtz             110,000      222,844      470,000          -           877,188           -
Russell J. Cerqua             44,375       93,625      198,958          -           377,168           -
Richard A. D'Onofrio         110,000      198,469      183,688          -           357,570           -
_______________

(1)      The closing sale price of the Company's Common Stock on such date on the Nasdaq National Market was $5.75.


REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The purpose of the Compensation Committee is to establish and administer the policies governing all forms of executive compensation, as well as to administer the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan.

    The Committee's philosophy is that executive compensation should be designed to motivate executives and reward them for individual initiative and achievements as well as the short-term and long-term success of the Company. It is anticipated that this philosophy will help to attract and maintain quality individuals, thereby enhancing the Company's profitability and value for the shareholders. The specific objectives within this philosophy are to:

    Establish base salaries at levels which are competitive in the business environment and which consider the responsibilities of the respective position and the individual's experience.

    Provide the executives with performance-based compensation which is reflective of the performance of the Company.

    Align the interests of the executives with those of the shareholders by providing a meaningful level of equity-based compensation in the form of long-term stock options.

    The base salaries and annual increases for the Company's executives have been based upon comparative industry data, tenure and an assessment of the executive's historical performance and commitment to the Company. In addition, the Committee considers other factors such as cost-of-living and other geographic considerations, industry compensation trends, the level of expertise and knowledge and the level and complexity of the individual's specific duties and responsibilities. Base salaries consist of a blend of cash and stock options.

    In addition to the base salaries, the Company's executives receive incentive compensation based upon the performance of the Company. Through 1997, these incentives were based upon the Company's attainment of certain financial benchmarks and consisted of either restricted stock awards or non-qualified stock options.

    The Chief Executive Officer of the Company served under an employment agreement which began in 1995. His annual base compensation for 1997 was
reduced to $325,000.   In lieu of the 40,000 shares of common stock Mr. Holtz
was to receive in April 1997 under the terms of his employment agreement, Mr. Holtz received non-qualified options to purchase 50,000 shares of the Company's common stock at an exercise price of $1.53. On January 1, 1998, pursuant to the terms of the employment agreement, Mr. Holtz received options to purchase a minimum of 364,100 shares of the Company's common stock at the market price on date of issuance under the Company's 1996 Omnibus Incentive Stock Plan, of which 110,000 vested immediately, 121,000 will vest on January 1, 1999 and 133,100 will vest on January 1, 2000. Mr. Holtz did not receive a bonus for 1997. Mr. Holtz's compensation is based upon the same factors as the other executive officer. Mr. Holtz also serves as the President and Chief Executive Officer of all the Company's wholly-owned subsidiaries. Mr. Holtz receives no additional compensation for his services to these subsidiaries.

                              Compensation Committee:


                              Reno J. Bernardo, Chairman
                              Richard J. Chaifetz

EMPLOYMENT AGREEMENTS

The Company's two executive officers, Michael P. Holtz, President and Chief Executive Officer, and Russell J. Cerqua, Secretary, Treasurer, Executive Vice President of Finance and Chief Financial Officer, provide services to the Company under the terms of employment agreements dated January 1, 1995 and amended February 4, 1997.

Mr. Holtz's annual base compensation for 1997 was reduced to $325,000 from $425,000 pursuant to an amendment dated February 4, 1997. On April 22, 1997, Mr. Holtz exercised his option to renew his agreement for an additional three-year period ending December 31, 2000. On January 1, 1998, Mr. Holtz received options to purchase a minimum of 364,100 shares of the Company's common stock at the market price on date of issuance under the Company's 1996 Omnibus Incentive Stock Plan, of which 110,000 vested immediately, 121,000 will vest on January 1, 1999 and 133,100 will vest on January 1, 2000. In December of each year, the Compensation Committee will determine (i) a performance bonus to be paid for the then-current year and (ii) Mr. Holtz's base salary for the following year, which base salary will not be less than Mr. Holtz's then-existing base salary. In lieu of the 40,000 shares of common stock Mr. Holtz was to receive in April 1997 under the terms of his employment agreement, Mr. Holtz received non-qualified options to purchase 50,000 shares of the Company's common stock at an exercise price of $1.53. Under the terms of the amended employment agreement, all stock awards were eliminated.

Mr. Cerqua's annual base cash compensation for 1997 was reduced to $165,000 from $175,000 pursuant to an amendment dated February 4, 1997. His agreement was extended for a two-year period ending December 31, 1999. On January 1, 1998, Mr. Cerqua received options to purchase 115,500 shares of the Company's common stock at the market price on date of issuance under the Company's 1996 Omnibus Incentive Stock Plan of which 55,000 vested immediately and 60,500 will vest on January 1, 1999. In December of each year, the Compensation Committee will determine (i) a performance bonus to be paid for the then-current year and (ii) Mr. Cerqua's base salary for the following year, which base salary will not be less than Mr. Cerqua's then-existing base salary. In lieu of the 12,500 shares of common stock Mr. Cerqua was to receive in April 1997 under the terms of his employment agreement, Mr. Cerqua received non-qualified options to purchase 15,625 shares of the Company's common stock at an exercise price of $1.53.
Under the terms of the amended employment agreement, all stock awards were eliminated.

Each employment agreement entitles the executive officer to receive severance payments, equal to two years' compensation with regard to Mr. Holtz and one year's compensation with regard to Mr. Cerqua, if his employment is terminated by the Company without cause or if he elects to terminate such employment for a "good reason," including a change of control of the Company. For purposes of the employment agreements, a change of control means (i) any change in the Company's Board of Directors such that a majority of the Board of Directors is composed of members who were not members of the Board of Directors on the date the employment agreements were made or (ii) removal of the executive from membership on the Board of Directors by a vote of a majority of the shareholders of the Company or failure of the Board of Directors to nominate the executive for re-election to Board membership. Mr. Holtz has agreed that a change of control would not constitute "good reason" as a basis for him terminating his employment after June 15, 1999. Each executive officer is also entitled to severance payments, equal to one year's compensation with regard to Mr. Holtz and six month's compensation with regard to Mr. Cerqua, if he voluntarily terminates his employment with the Company for a reason other than a "good reason" and provides appropriate notice of such resignation.

In January 1997, Mr. D'Onofrio resigned from his positions as Executive Vice President and a director of the Company. In connection therewith, Mr. D'Onofrio continued to receive his salary until the end of 1997 and received a lump-sum severance payment of $195,000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations to the Company that no other reports were required, during the fiscal year ended December 31, 1997 all the aforesaid Section 16(a) filing requirements were complied with.

                          STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Nasdaq U.S. index and the Nasdaq Non-Financial index for the period commencing December 31, 1992 and ending December 31, 1997.

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                     [graph]


    Date                        12/31/92       12/31/93      12/31/94      12/31/95    12/31/96     12/31/97


    Amerihost Properties, Inc.    100.000       94.340         53.774        94.340       93.868      86.792
    Nasdaq US                     100.000      114.796        112.214       158.699      195.192     239.527
    Nasdaq Non-Financial          100.000      115.458        111.021       154.727      188.024     220.645

  Assumes $100 invested on December 31, 1992 in the Common Stock of Amerihost Properties, Inc. and the
  Nasdaq Stock Market and the Nasdaq Non-Financial Stocks.


                              CERTAIN TRANSACTIONS

Urban 2000 Corp. ("Urban") is owned 51% by H. Andrew Torchia, the Chairman of the Board of Directors of the Company, and 49% by Richard A. D'Onofrio, a former executive officer of the Company. Urban, a hotel development consulting firm, and Mr. Torchia provided business development and consulting services to the Company under a consulting agreement (the "Consulting Agreement") with Urban. Under the terms of the Consulting Agreement, Urban received (i) a monthly consulting fee of $20,000, (ii) a residual fee based on the management fees the Company received from management arrangements or relationships which resulted from contacts initiated for the Company by Urban and (iii) transaction fees, based on an established fee schedule and consistent with industry practice, for transactions introduced by Urban. The Company also provided Urban with use of the Company's telephone system. No additional amounts were paid to Urban for the reimbursement of expenses. As part of this arrangement, Mr. Torchia did not receive compensation for the services he provides to the Company, other than warrants and other non-cash compensation for his services as Chairman. The Consulting Agreement was terminated as of January 31, 1997. Urban received the $20,000 consulting fee for January 1997 and additional fees of $74,050 during 1997 for projects which were in process at the time of the termination. In addition, Urban received in 1997 a payment of $1,289,141 in connection with the termination of the Consulting Agreement. In February 1997, Mr. D'Onofrio resigned from his positions as Executive Vice President and as a Director of the Company. In addition to the $15,000 in salary Mr. D'Onofrio received in 1997 for services prior to his resignation, Mr. D'Onofrio also received $373,136 pursuant to the terms of his termination agreement.

In December 1994, two of the Company's officers executed notes in the amount of $956,292 to the Company for the purchase of a note and related receivables which the Company had received in connection with the acquisition of seven management contracts in 1992, and 165,784 shares of the Company's common stock which was held as collateral on the note. The officer notes provided for the accrual of interest at 8% per annum, with the principal balance and all accrued interest due December 31, 1997 and were collateralized by a total of 273,369 shares of the Company's Common Stock. In December 1997, these notes to the Company from Messrs. Holtz and Cerqua in the aggregate amount of $1,181,831 were repaid in accordance with the terms of the notes.

In the past, certain of the Company's directors and executive officers have, directly or indirectly, invested in joint ventures with the Company. For example, Mr. Torchia, through Urban, has invested an aggregate of approximately $157,000 as limited partners and approximately $49,000 as a general partner in four joint ventures since 1991. In addition, Dr. Dayan, a director of the Company, has invested approximately $1.6 million in seven joint ventures since 1988. Dr. Dayan and each of the Company's directors and executive officers who have made such investments have done so on the same terms as all other investors in such joint ventures. In addition to his investments in certain joint ventures, Dr. Dayan also holds an interest in a mortgage on one of the joint ventures. The mortgage, which has been in place since 1989, (i) has a current outstanding balance of approximately $460,000, (ii) bears interest at an annual rate of prime plus 4% (with a minimum annual interest rate of 12%), and (iii) is payable in monthly installments through 1999.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 22, 1998, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Officers and (iv) all directors and executive officers as a group.

                                                   Shares Beneficially Owned
                                                       As of June 22, 1998
Name                                                          Number                        Percent


 Michael P. Holtz (7)                                        786,907    (1)                   11.6%
 H. Andrew Torchia (7)                                       667,801    (1)(2)                10.4
 Richard A. D'Onofrio                                        641,658    (1)(2)                10.0
 Wellington Management Company                               600,000    (3)                    9.7
 Massachusetts Financial Services Company                    517,000    (4)                    8.4
 Dimensional Fund Advisors, Inc.                             372,100    (5)                    6.0
 Dr. Salomon J. Dayan                                        331,659    (1)                    5.2
 Russell J. Cerqua                                           312,413    (1)                    4.9
 Dr. Richard A. Chaifetz                                      83,800    (1)(6)                 1.4
 Reno J. Bernardo                                             53,612    (1)                    0.9

ALL DIRECTORS AND EXECUTIVE
  OFFICERS AS A GROUP (6 PERSONS)                          2,236,192                          30.2%


(1)      Includes shares subject to options exercisable presently or within 60 days as follows:  Mr. Holtz, 580,000 shares,
         Messrs. Torchia and D'Onofrio, 218,750 shares each (including options for 68,750 shares owned by Urban 2000 Corp., see
         (2) below), Mr. Cerqua, 253,958 shares, Dr. Dayan, 156,676 shares, Mr. Bernardo, 2,000 shares, and Dr. Chaifetz, 1,000 shares.
(2)      Includes 375,832 shares owned by Urban 2000 Corp., options to purchase 68,750 shares owned by Urban which are exercisable presently or within 60 days, and 7,676 shares owned by Niles 1290 Corp., a wholly-owned subsidiary of Urban 2000 Corp.
         Mr. Torchia is the President and 51% stockholder of Urban 2000 Corp.  Mr. Torchia disclaims beneficial ownership of all but an aggregate of 195,589 shares and options exercisable into 35,063 shares owned directly, or indirectly, by Urban.
         Mr. D'Onofrio is a 49% stockholder of Urban 2000 Corp.  Mr. D'Onofrio disclaims ownership of all but 187,919 shares and options exercisable into 33,688 shares owned directly, or indirectly, by Urban.
(3)      Based upon information provided in its Schedule 13G dated January 12, 1998, Wellington Management Company, 75 State
         Street, Boston, MA 02109 ("WMC"), in its capacity as investment advisor, may be deemed beneficial owner of 600,000 shares of the Company which are owned by numerous investment counseling clients.  Of the shares shown above, WMC has shared voting power for 520,000 shares and shared investment power for 600,000 shares.
(4)      Based upon the information provided in its Schedule 13G dated February 12, 1998, Massachusetts Financial Services
         Company, 500 Boylston Street, Boston, MA 02116 ("MFS"), in its capacity as investment manager, may be deemed beneficial owner of 517,000 shares of the Company which are also beneficially owned by MFS Series Trust II - MFS Emerging Growth
         Stock Fund, shares of which are owned by numerous investors.  MFS has sole voting and investment power for the 517,000 shares.
(5)      Based upon information provided in its Schedule 13G dated February 9, 1998, Dimensional Fund Advisors, Inc., 1299 Ocean
         Avenue, 11th Floor, Santa Monica, CA 90401 ("DFA"), in its capacity as investment advisor may be deemed beneficial owner of 372,100 shares of the Company which are owned by numerous investment counseling clients.  Of the shares shown above,
         DFA has shared voting power for 127,600 shares and sole investment power for 372,100 shares.
(6)      Includes 4,000 shares owned by The ComPsych Management Corporation Retirement Plan.  Dr. Chaifetz is the owner, Chairman,
         President and CEO of ComPsych Behavioral Health Corporation, the administrator of the plan.  Dr. Chaifetz disclaims beneficial ownership of the portion of the 4,000 shares which are not held for his benefit.
(7)      The address of this stockholder is c/o Amerihost Properties, Inc., 2400 East Devon Avenue, Suite 280, Des Plaines,
         Illinois  60018.


SHAREHOLDER PROPOSALS

   From time to time, shareholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1999 shareholders' meeting must be received by the Company not later than March 6, 1999. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

OTHER MATTERS

   The Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgement.

                     By the order of the Board of Directors

                                RUSSELL J. CERQUA

                                    Secretary

Des Plaines, Illinois
July 6, 1998



                                      PROXY
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


Amerihost Properties, Inc.
2400 East Devon Avenue
Suite 280
Des Plaines, Illinois  60018

   The undersigned hereby appoints Michael P. Holtz and Russell J. Cerqua as Proxies, each with the power to appoint his substitute, and hereby authorizes them, each acting alone, to represent and to vote, as designated below, all the Common Stock of Amerihost Properties, Inc. held of record by the undersigned at the close of business on June 22, 1998, at the Annual Meeting of Shareholders to be held on August 6, 1998 and any adjournment thereof, with all the powers the undersigned would possess if present.

1.        ELECTION OF DIRECTORS

          for all nominees                        WITHHOLD AUTHORITY
_________ listed below                  ________  to vote for all
                                                  nominees listed
                                                  below

               _________ to abstain from voting on this proposal

                    H. Andrew Torchia             Reno J. Bernardo
                    Michael P. Holtz              Salomon J. Dayan
                    Russell J. Cerqua             Richard A. Chaifetz

               INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below:

________________________________________________________________________________

2.        OTHER MATTERS

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all nominees listed in proposal 1 and in the discretion of the Proxies for such other business as may properly come before the meeting.

   Please sign exactly as name appears on your stock certificates. For joint accounts, all tenants should sign. If signing for an estate, trust, corporation, partnership or other entity, title or capacity should be stated.


Dated:  _______________, 1998           ________________________________________
                                             Signature      (Title)

Print name and address:
                                        ________________________________________
_____________________________________        Signature if held jointly

_____________________________________

_____________________________________


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED RETURN ENVELOPE